Oppenheimer Master Loan Fund LLC
N-SAR Exhibit – Item 77Q

Amendment No. 8 to the Registration Statement of Oppenheimer Master Loan Fund LLC (the “Registrant”), filed with the Securities and Exchange Commission on January 28, 2013 (Accession Number 0000728889-13-000119), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13: and

•	Investment Subadvisory Agreement dated 1/1/13.